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                                                                 Exhibit 10.2.17


WCISTEEL

                                           October 14, 2002



Ira Leon Rennert
The Renco Group, Inc.
30 Rockefeller Plaza - 42nd Floor
New York, NY 10112

Dear Ira:

     This letter will confirm our discussions regarding the Net Worth Appreciation Participation Agreements between yourself and each of the executive officers of WCI and the Net Worth Appreciation Plan for Key Managers. Due to the extraordinary market conditions, cumulative net income as described in paragraph 2 in the individual Net Worth Agreements and in the Net Worth Appreciation Plan was suspended effective November 1, 2001. Effective August 1, 2002 this provision will be reinstated. For our records, please sign below indicating your agreement with the above.

                                           Sincerely,

                                           /S/   EDWARD R. CAINE
                                           -----------------------------

                                           Edward R. Caine
                                           President & CEO

ERC/dj




/S/ IRA LEON RENNERT
Ira Leon Rennert